Exhibit 10.5

Execution Version

Subscription Agreement

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this 19th day of September, 2021, by and among Cartesian Growth Corporation, an exempted company incorporated under the laws of the Cayman Islands (the “Issuer”), and the undersigned (“Subscriber” or “you”, and together with the Issuer, the “Parties”, and each a “Party”). Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Business Combination Agreement (as defined below).

WHEREAS, the Issuer, Rook MS LLC, a Delaware limited liability company (“Umbrella Merger Sub”), Tiedemann Wealth Management Holdings, LLC, a Delaware limited liability company (“TWMH”), TIG Trinity GP, LLC, a Delaware limited liability company (“TIG GP”), TIG Trinity Management, LLC, a Delaware limited liability company (“TIG MGMT” and, together with TIG GP, the “TIG Entities”), Alvarium Investments Limited, an English private limited company (“Alvarium” and, together with TWMH and the TIG Entities, the “Companies” and each a “Company”), and Alvarium Tiedemann Capital, LLC, a Delaware limited liability company (“Umbrella”), are, concurrently with the execution of this Subscription Agreement, entering into that certain Business Combination Agreement, dated as of the date hereof (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Business Combination Agreement”), pursuant to which, among other things, (i) prior to the Closing (as defined in the Business Combination Agreement), TWMH and the TIG Entities shall take, or cause to be taken, all actions necessary to implement the TWMH/TIG Entities Reorganization such that, upon completion of the TWMH/TIG Entities Reorganization, TWMH and the TIG Entities shall be wholly owned subsidiaries of Umbrella and Umbrella shall be owned solely by the TWMH Members, the TIG GP Members and the TIG MGMT Members; (ii) prior to the Closing, Alvarium will take, or cause to be taken, all actions necessary to implement the Alvarium Reorganization such that, upon completion of the Alvarium Reorganization, Alvarium will be the wholly owned indirect subsidiary of Alvarium Topco, a newly formed Isle of Man entity, and Alvarium Topco will be owned solely by the Alvarium Shareholders, (iii) on the Business Day prior to the Closing Date, the Issuer will domesticate as a corporation formed under the laws of the State of Delaware and deregister as an exempted company incorporated under the laws of the Cayman Islands (the “Domestication”) and each Class A Ordinary Share (as defined below) outstanding (including the Subscribed Shares (as defined below)) shall be converted into the right to receive one share of Class A common stock of the Issuer, par value $0.0001 per share (the “Class A Shares”); (iv) at the Closing, following the completion of the TWMH/TIG Entities Reorganization, the Alvarium Reorganization and the Domestication, (a) TIG MGMT will distribute to Umbrella all of the issued and outstanding shares and partnership interests that TIG MGMT holds in its Affiliated Managers, (b) TIG GP will distribute to Umbrella all of the issued and outstanding equity interests that TIG GP holds in its Affiliated Manager; (c) each Alvarium Shareholder will exchange his, her or its (x) Alvarium Ordinary Shares and (y) Alvarium Class A Shares for Class A Shares (the “Alvarium Exchange”) and upon the consummation of the Alvarium Exchange, Alvarium Topco will become a direct wholly-owned subsidiary of the Issuer; (d) immediately following the effective time of the Alvarium Exchange, Umbrella Merger Sub will merge with and into Umbrella, with Umbrella surviving such merger as a direct subsidiary of the Issuer (the “Umbrella Merger”); and (e) following the Alvarium Exchange and the Umbrella Merger, the Issuer will contribute all of the issued and outstanding shares of Alvarium that it holds to Umbrella (the “Alvarium Contribution”) and upon the consummation of the Alvarium Contribution, Alvarium Topco will become a wholly-owned subsidiary of Umbrella; and (v) and following the Closing, Alvarium Topco will be liquidated and Alvarium Holdings LLC (to be renamed Alvarium Tiedemann Holdings, LLC) will become the wholly owned direct subsidiary of Umbrella (collectively, the “Transactions”);

WHEREAS, as used in this Subscription Agreement, “Shares” means (i) prior to the consummation of the Domestication, the Issuer’s Class A Ordinary Shares, par value $0.0001 per share (“Class A Ordinary Shares”) and (ii) from and after the consummation of the Domestication, the Class A Shares;

WHEREAS, in connection with the Transactions, Subscriber desires to subscribe for and purchase from the Issuer that number of Shares set forth on the signature page hereto (the “Subscribed Shares”) for a purchase price of $9.80 per share (the “Purchase Price”), and the Issuer desires to issue and sell to Subscriber the Shares in consideration of the payment of the Purchase Price therefor by or on behalf of Subscriber to the Issuer, all on the terms and conditions set forth herein; and

WHEREAS, certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or “accredited investors” (within the meaning of Rule 501(a) under the Securities Act) (each, an “Other Subscriber”) have, severally and not jointly, entered into separate subscription agreements with the Issuer (the “Other Subscription Agreements”), pursuant to which such investors have agreed to purchase Shares on the Closing Date at the same per share purchase price as the Subscriber, and the aggregate amount of securities to be sold by the Issuer pursuant to this Subscription Agreement and the Other Subscription Agreements equals, as of the date hereof, 11,734,675 Shares.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, at the Subscription Closing (as defined below), Subscriber hereby agrees to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Subscribed Shares (such subscription and issuance, the “Subscription”). Subscriber understands and agrees that the Issuer reserves the right to accept or reject Subscriber’s Subscription for any reason or for no reason, in whole or in part, at any time prior to its acceptance by the Issuer, and the same shall be deemed to be accepted by the Issuer only when this Subscription Agreement is signed by a duly authorized person by or on behalf of the Issuer; the Issuer may do so in counterpart form. In the event of rejection of the entire Subscription by the Issuer or the termination of this Subscription in accordance with the terms hereof, Subscriber’s payment hereunder will be returned promptly to Subscriber along with this Subscription Agreement, and this Subscription Agreement shall have no force or effect.

2. Representations, Warranties and Agreements.

2.1 Subscriber’s Representations, Warranties and Agreements. To induce the Issuer to issue the Shares to Subscriber, Subscriber hereby represents and warrants to the Issuer and acknowledges and agrees with the Issuer as follows:

2.1.1 If Subscriber is not an individual, Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement. If Subscriber is an individual, Subscriber has the authority to enter into, deliver and perform its obligations under this Subscription Agreement.

2.1.2 If Subscriber is not an individual, this Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber. If Subscriber is an individual, the signature on this Subscription Agreement is genuine, and Subscriber has legal competence and capacity to execute the same. Assuming that this Subscription Agreement constitutes the valid and binding agreement of the Issuer, this Subscription Agreement is the valid and binding obligation of the Subscriber, is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

2.1.3 The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries is a party or by which Subscriber or any of its subsidiaries is bound or to which any of the property or assets of Subscriber or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the legal authority of Subscriber to enter into and timely perform its obligations under this Subscription Agreement (a “Subscriber Material Adverse Effect”), (ii) if Subscriber is not an individual, result in any violation of the provisions of the organizational documents of Subscriber or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Subscriber Material Adverse Effect.

2.1.4 Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule I, (ii) is acquiring the Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer, and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule I following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Shares.

2.1.5 Subscriber is (i) an institutional account as defined in FINRA Rule 4512(c), (ii) a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Shares. Accordingly, Subscriber understand that the Subscription meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

2.1.6 Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. Subscriber understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Shares shall contain a legend to such effect. Subscriber acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A under the Securities Act. Subscriber understands and agrees that the Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares. For purposes of this Subscription Agreement, “Transfer” shall mean any direct or indirect transfer, redemption, disposition or monetization in any manner whatsoever, including, without limitation, through any derivative transactions.

2.1.7 Subscriber understands and agrees that Subscriber is purchasing the Shares directly from the Issuer. Subscriber further acknowledges that there have been no representations, warranties, covenants or agreements made to Subscriber the Issuer or any of its officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements expressly set forth in this Subscription Agreement.

2.1.8 In making its decision to purchase the Shares, Subscriber represents that it has relied solely upon independent investigation made by Subscriber. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information provided by anyone other than the Issuer and its representatives concerning the Issuer or the Shares or the offer and sale of the Shares. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Shares, including with respect to the Issuer and the Transactions. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain and review such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares, and Subscriber has made its own assessment and satisfied itself concerning the relevant tax and other economic considerations relevant to its Subscription.

2.1.9 Subscriber became aware of this offering of the Shares solely by means of direct contact between Subscriber and the Issuer or its representatives. Subscriber has a pre-existing substantive relationship (as interpreted in guidance from the Commission under the Securities Act) with the Issuer or its representatives, and the Shares were offered to Subscriber solely by direct contact between Subscriber and the Issuer or its representatives. Subscriber did not become aware of this offering of the Shares, nor were the Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Issuer represents and warrants that the Shares (i) were not offered by any form of general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

2.1.10 Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

2.1.11 Alone, or together with any professional advisor(s), Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.

2.1.12 Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of an investment in the Shares.

2.1.13 Subscriber represents and warrants that Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Shares were legally derived.

2.1.14 If Subscriber is, or is acting on behalf of, (i) an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”) that is subject to Title I of ERISA, (ii) a plan, an individual retirement account or other arrangement that is described in Section 4975(e)(1) of the Internal Revenue Code of 1985, as amended (the “Code”) that is subject to section 4975 of the Code, (iii) an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) (collectively, “Non-ERISA Plans”) or other plan that is subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”), or (iv) an entity whose underlying assets are considered to include “plan assets” of any of the foregoing described in clauses (i), (ii) and (iii) (each of the foregoing described in clauses (i), (ii), (iii) and (iv) referred to as a “Plan”), Subscriber represents and warrants that (x) neither Issuer, nor any of its respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to the Subscriber’s decision to acquire or hold the Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Shares and (y) the acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code, or a similar violation of any applicable Similar Law. Additionally, if the Subscriber is, or is acting on behalf of, Non-ERISA Plans, the Subscriber further represents and warrants that (a) the Subscriber’s decision to acquire or hold the Shares: (i) does not violate and is not otherwise inconsistent with the terms of any legal document constituting or governing the employee benefit plan; (ii) has been duly authorized and approved by all necessary parties; and (iii) is in compliance with all applicable laws, rules and regulations and (b) neither the Transaction Parties nor any person who manages the assets of the Transaction Parties will be subject to any laws, rules or regulations applicable to such Subscriber solely as a result of Subscriber’s decision to acquire or hold the Shares.

2.1.15 Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by such Subscriber with the Commission with respect to the beneficial ownership of the Issuer’s Class A Ordinary Shares prior to the date hereof, Subscriber is not currently (and at all times through the Subscription Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of the Issuer (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

2.1.16 Subscriber will not acquire a substantial interest (as defined in 31 C.F.R. Part 800.244) in the Issuer as a result of the purchase and sale of Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and Subscriber will not have control (as defined in 31 C.F.R. Part 800.208) over the Issuer from and after the Subscription Closing as a result of the purchase and sale of Shares hereunder.

2.1.17 Subscriber has, and on each date the Purchase Price would be required to be funded to the Issuer pursuant to Section 3.1 will have, sufficient immediately available funds to pay the Purchase Price pursuant to Section 3.1. Subscriber is an entity having total liquid assets and net assets in excess of the Purchase Price as of the date hereof and as of each date the Purchase Price would be required to be funded to the Issuer pursuant to Section 3.1.

2.1.18 No broker, finder or other financial consultant has acted on behalf of Subscriber in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on the Issuer.

2.1.19 The Subscriber acknowledges and agrees that any restatement, revision or other modification of the SEC Documents (as defined below) relating to or arising from the Warrant Accounting Matter (as defined below) shall be deemed not material for purposes of this Subscription Agreement.

2.2 Issuer’s Representations, Warranties and Agreements. To induce Subscriber to purchase the Shares, the Issuer hereby represents and warrants to Subscriber and agrees with Subscriber as follows:

2.2.1 The Issuer has been duly incorporated and is validly existing as a company in good standing under the laws of the Cayman Islands, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. As of the Closing Date, following the Domestication, the Issuer will be duly formed, validly existing as a corporation and in good standing under the laws of the State of Delaware.

2.2.2 The Shares have been duly authorized and, when issued and delivered to Subscriber against full payment for the Shares in accordance with the terms of this Subscription Agreement and registered with the Issuer’s transfer agent, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Amended and Restated Memorandum and Articles of Association (as amended as of the Closing Date) (“Issuer Articles”), or under applicable law.

2.2.3 This Subscription Agreement has been duly authorized, validly executed and delivered by the Issuer and, assuming that this Subscription Agreement constitutes the valid and binding obligation of the Subscriber, is the valid and binding obligation of the Issuer, is enforceable against the Issuer in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

2.2.4 The execution, delivery and performance of this Subscription Agreement (including compliance by the Issuer with all of the provisions hereof), issuance and sale of the Shares and the consummation of the certain other transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject, which would reasonably be expected to have a material adverse effect on the ability of the Issuer to enter into and timely perform its obligations under this Subscription Agreement (a “Issuer Material Adverse Effect”), (ii) result in any violation of the provisions of the Issuer Articles or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or its properties that would reasonably be expected to have an Issuer Material Adverse Effect.

2.2.5 The Issuer is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Issuer, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which the Issuer is now a party or by which the Issuer’s properties or assets are bound, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, a Issuer Material Adverse Effect.

2.2.6 Neither the Issuer nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any Issuer security or solicited any offers to buy any security under circumstances that would adversely affect reliance by the Issuer on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the issuance of the Shares under the Securities Act.

2.2.7 Neither the Issuer nor any person acting on its behalf has conducted any general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act, in connection with the offer or sale of any of the Shares and neither the Issuer nor any person acting on its behalf offered any of the Shares in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

2.2.8 As of the date of this Subscription Agreement, the authorized capital shares of the Issuer consists of (i) 200,000,000 Class A Ordinary Shares, (ii) 20,000,000 Class B Ordinary Shares, par value par value $0.0001 per share (“Class B Ordinary Shares”), and (iii) 1,000,000 Preferred Shares, par value $0.0001 per share (“Preferred Shares”). As of the date hereof: (i) 34,500,000 Class A Ordinary Shares are issued and outstanding; (ii) 8,625,000 Class B Ordinary Shares are issued and outstanding, (iii) no Preferred Shares are issued and outstanding; (iv) 8,900,000 warrants exercisable to purchase 8,900,000 Class A Ordinary Shares (the “Private Placement Warrants”) are issued and outstanding; and (v) 4,835,940 warrants exercisable to purchase 4,835,940 Class A Ordinary Shares (the “Public Warrants”) are issued and outstanding. All (i) issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (ii) issued and outstanding Private Placement Warrants and Public Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. As of the date hereof, except as set forth above and pursuant to the Other Subscription Agreements and the Business Combination Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Issuer any Shares or any other equity interests in the Issuer, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, other than, Umbrella Merger Sub, the Issuer has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholders agreements, voting trusts or other agreements or understandings to which the Issuer is a party or by which it is bound relating to the voting of any securities of the Issuer, other than (A) as set forth in the SEC Documents and (B) as contemplated by the Business Combination Agreement.

2.2.9 Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 2.1 of this Subscription Agreement, (i) no registration under the Securities Act is required for the offer and sale of the Shares by the Issuer to Subscriber and (ii) no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local Governmental Authority is required on the part of the Issuer in connection with the consummation of the transactions contemplated by this Subscription Agreement, except for (a) filings pursuant to Regulation D under the Securities Act and applicable state securities laws, (b) filings required by Nasdaq, including with respect to obtaining shareholder approval, (iii) filings required to consummate the Transactions as provided under the definitive documents relating to the Transactions and (iv) where the failure of which to obtain would not be reasonably likely to have an Issuer Material Adverse Effect.

2.2.10 The Issuer has made available to Subscriber (including via the Securities and Exchange Commission’s (the “Commission”) EDGAR system) a true, correct and complete copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other documents filed by the Issuer with the Commission prior to the date of this Subscription Agreement (the “SEC Documents”). Except as to the Warrant Accounting Matter, none of the SEC Documents filed under the Exchange Act, contained, when filed or, if amended prior to the date of this Subscription Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Issuer makes no such representation or warranty with respect to the registration statement and the proxy statement to be filed by the Issuer with respect to the Transactions or any other information relating to the Companies or any of their respective affiliates included in any SEC Document or filed as an exhibit thereto. Reference is hereby made to the joint statement, on April 12, 2021, by the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the Commission titled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”), which clarified guidance for all SPACs regarding the accounting and reporting for their warrants. Following review of the SEC Statement, the Company reevaluated the accounting treatment of the Private Warrants and the Public Warrants as equity, and concluded that, as a result of the SEC Statement, the Private Warrants do not meet the conditions to be classified as equity and instead should be accounted for as derivative liabilities at each reporting period (the “Warrant Accounting Matter”). As a result of the Warrant Accounting Matter, the Company was unable to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021 (the “Delayed 10-Q Filing”). Other than in respect of the Delayed 10-Q Filing, the Issuer has timely filed each report, statement, schedule, prospectus, and registration statement that the Issuer was required to file with the Commission since its inception and through the date hereof. As of the date hereof, there are no material outstanding or unresolved comments in comment letters from the Commission staff with respect to any of the SEC Documents.

2.2.11 No broker, finder or other financial consultant has acted on behalf of the Issuer in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on the Subscriber. The Issuer agrees to indemnify and hold harmless Subscriber from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of the Issuer and to bear the cost of legal expenses incurred by Subscriber in defending against any such claim.

2.2.12 The execution, delivery and performance of its obligations hereunder by Subscriber are, or are based on, commercial acts for purposes of applicable law.

2.2.13 The Class A Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act, and listed for trading on Nasdaq. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Issuer, threatened against the Issuer by Nasdaq or the Commission with respect to any intention by such entity to deregister the Class A Ordinary Shares or prohibit or terminate the listing of the Class A Ordinary Shares on Nasdaq. The Issuer has not taken any action that is designed to terminate the registration of the Class A Ordinary Shares under the Exchange Act.

2.2.14 The Subscriber acknowledges that certain information provided to it was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The Subscriber acknowledges that such information and projections were prepared without the participation of the Issuer and that the Issuer does not assume responsibility for independent verification of, or the accuracy or completeness of, such information or projections.

3. Settlement Date and Delivery.

3.1 Closing. The closing of the Subscription contemplated hereby (the “Subscription Closing”) shall occur on the date of, and immediately prior to, the consummation of the Transactions. Upon written notice from (or on behalf of) the Issuer to Subscriber (the “Closing Notice”) at least seven Business Days prior to the date that the Issuer reasonably expects all conditions to the closing of the Transactions to be satisfied (the “Expected Closing Date”), Subscriber shall deliver to the Issuer no later than three Business Days prior to the Expected Closing Date, the Purchase Price for the Subscribed Shares, by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice, such funds to be held by the Issuer in escrow until the Subscription Closing. If the Transactions are not consummated within 10 Business Days of the Expected Closing Date, the Issuer shall return the Purchase Price to Subscriber by wire transfer of United States dollars in immediately available funds to an account specified by Subscriber. Notwithstanding such return, (i) a failure to close on the Expected Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Subscription Closing set forth in this Section 3 to be satisfied or waived on or prior to the Closing Date, and (ii) Subscriber shall remain obligated (a) to redeliver funds to the Issuer in escrow following the Issuer’s delivery to Subscriber of a new Closing Notice and (b) to consummate the Subscription Closing upon satisfaction of the conditions set forth in this Section 3. At the Subscription Closing, upon satisfaction (or, if applicable, waiver) of the conditions set forth in this Section 3, the Issuer shall deliver to Subscriber the Shares in certificated or book entry form (at the Issuer’s election) in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable. For purposes of this Subscription Agreement, “Business Day” means any day, except Saturday or Sunday, on which banks are not required or authorized to close in New York, New York.

3.2 Conditions to Subscription Closing of the Issuer.

The Issuer’s obligations to sell and issue the Subscribed Shares at the Subscription Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver by Issuer, on or prior to the Closing Date, of each of the following conditions:

3.2.1 Representations and Warranties Correct. The representations and warranties made by Subscriber in Section 2.1 hereof shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true in all respects) with the same force and effect as if they had been made on and as of the Closing Date, but in each case without giving effect to consummation of the Transactions.

3.2.2 Compliance with Covenants. Subscriber shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by Subscriber at or prior to the Subscription Closing.

3.2.3 Closing of the Transactions. The Transactions will be consummated immediately following the Subscription Closing.

3.2.4 Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority, statute, rule or regulation enjoining or prohibiting the consummation of the Subscription.

3.3 Conditions to Subscription Closing of Subscriber.

Subscriber’s obligation to purchase the Subscribed Shares at the Subscription Closing is subject to the fulfillment or (to the extent permitted by applicable law) written waiver by Subscriber, on or prior to the Closing Date, of each of the following conditions:

3.3.1 Representations and Warranties Correct. (i) The representations and warranties made by the Issuer in Sections 2.2.1, 2.2.2, 2.2.3 and 2.2.14 hereof shall be true and correct in all material respects as of the Closing Date as though made as of the Closing Date and (ii) all other representations and warranties made by the Issuer in Article 2 shall be true and correct in all respects with the same force and effect as if they had been made on and as of the Closing Date except, in the case of this clause (ii), where the failure of such representations and warranties to be so true and accurate would not, individually or in the aggregate, have an Issuer Material Adverse Effect, but in each case, without giving effect to the consummation of the Transactions.

3.3.2 Compliance with Covenants. The Issuer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by the Issuer at or prior to the Subscription Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Issuer to consummate the Subscription Closing.

3.3.3 No Amendment of Transaction Terms. No amendment or modification of the Business Combination Agreement shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits that the Subscriber would reasonably expect to receive under this Subscription Agreement without having received Subscriber’s prior written consent (not to be unreasonably withheld, conditioned or delayed).

3.3.4 Closing of the Transactions. The Transactions will be consummated immediately following the Subscription Closing.

3.3.5 Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, statute, rule or regulation enjoining or prohibiting the transactions contemplated by this Subscription Agreement.

4. Registration Statement.

4.1 The Issuer agrees that, within 45 Calendar Days after the consummation of the Transactions (the “Filing Date”), the Issuer will file with the Commission (at the Issuer’s sole cost and expense) a registration statement (the “Registration Statement”) registering the resale of the Shares, and the Issuer shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof (such earlier date, the “Effectiveness Date”); provided, however, that the Issuer’s obligations to include the Shares in the Registration Statement are contingent upon Subscriber furnishing a completed and executed selling shareholders questionnaire in customary form to the Issuer that contains the information required by Commission rules for a Registration Statement regarding Subscriber, the securities of the Issuer held by Subscriber and the intended method of disposition of the Shares to effect the registration of the Shares, and Subscriber shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder. For purposes of clarification, any failure by the Issuer to file the Registration Statement by the Filing Date or to make such Registration Statement effective shall not otherwise relieve the Issuer of its obligations to file the Registration Statement or make such Registration Statement effective as set forth above in this Section 4.

4.2 In the case of the registration effected by the Issuer pursuant to this Subscription Agreement, the Issuer shall, upon reasonable request, inform Subscriber as to the status of such registration. At its expense the Issuer shall:

4.2.1 except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Issuer determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) two years from the consummation of the Transactions, (ii) Subscriber ceases to hold any Shares and (iii) the date all Shares held by Subscriber may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable). The Subscriber agrees to disclose its ownership and any other information reasonably requested to the Issuer on request to assist it in making the determination described above;

4.2.2 advise Subscriber within five (5) Business Days:

(a) when a Registration Statement or any post-effective amendment thereto has become effective;

(b) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(c) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(d) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Issuer other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (a) through (d) above constitutes material, nonpublic information regarding the Issuer;

4.2.3 use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

4.2.4 upon the occurrence of any event contemplated in Section 4.2.2(d), except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

4.2.5 use its commercially reasonable efforts to cause all Shares to be listed on each securities exchange or market, if any, on which the Issuer’s Shares are then listed.

4.3 Notwithstanding anything to the contrary in this Subscription Agreement, the Issuer shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof if the filing, effectiveness or continued use of any Registration Statement would require the Issuer to make any public disclosure of material non-public information, which disclosure, in the good faith determination of the board of directors of the Issuer, after consultation with counsel to the Issuer, (a) would be required to be made in any Registration Statement in order for the applicable Registration Statement not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, and (c) the Issuer has a bona fide business purpose for not making such information public (each such circumstance, a “Suspension Event”); provided, however, that the Issuer may not delay or suspend the Registration Statement for more than sixty (60) consecutive calendar days in any three-month period, or more than one hundred and twenty (120) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Issuer of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Shares under the Registration Statement until Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Issuer unless otherwise required by law. If so directed by the Issuer, Subscriber will deliver to the Issuer or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Shares and in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

4.4 Subscriber agrees that, from the date of this Subscription Agreement until the Closing or the earlier termination of this Subscription Agreement, none of Subscriber, its controlled affiliates, or any person or entity acting on behalf of Subscriber or any of its controlled affiliates or pursuant to any understanding with Subscriber or any of its controlled affiliates will engage in any Short Sales with respect to securities of the Issuer. For the purposes hereof, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including, without limitation, on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

5. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the Parties hereunder shall terminate without any further liability on the part of any Party in respect thereof, upon the earlier to occur of (i) such date and time as the Business Combination Agreement is validly terminated in accordance with its terms, (ii) upon the mutual written agreement of each of the Parties to terminate this Subscription Agreement, or (iii) if any of the conditions to Closing set forth in Sections 3.2 and 3.3 are not satisfied on or prior to the Closing Date and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Closing; provided, that nothing herein will relieve any Party from liability for any willful breach hereof prior to the time of termination, and each Party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Issuer shall promptly notify Subscriber of the termination of the Business Combination Agreement promptly after the termination of such agreement.

6. Miscellaneous.

6.1 Further Assurances. At the Subscription Closing, the Parties shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

6.1.1 Subscriber acknowledges that the Issuer will rely on the acknowledgments, understandings, agreements, representations and warranties made by Subscriber contained in this Subscription Agreement. Prior to the Subscription Closing, Subscriber agrees to promptly notify the Issuer if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects.

6.1.2 The Issuer is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

6.1.3 The Issuer may request from Subscriber such additional information as the Issuer may deem necessary to evaluate the eligibility of Subscriber to acquire the Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent within Subscriber’s possession and control or otherwise readily available to Subscriber.

6.1.4 Each of Subscriber and the Issuer shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

6.1.5 Each of Subscriber and the Issuer shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Subscription Agreement on the terms and conditions described therein no later than immediately prior to the consummation of the Transactions.

6.2 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i) if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii) if to the Issuer, to:

Cartesian Growth Corporation
505 Fifth Avenue, Suite 1500
New York, NY 10017
Attention: Peter Yu
Email: peter@cartesiangrowth.com

with a copy (which copy shall not constitute notice) to:

Greenberg Traurig, LLP

MetLife Building

200 Park Avenue

New York, NY 10166

Attention: Alan I. Annex

Email: annexa@gtlaw.com

6.3 Entire Agreement. This Subscription Agreement and the Business Combination Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter entered into relating to the subject matter hereof.

6.4 Modifications and Amendments. This Subscription Agreement may not be amended, modified, supplemented or waived except by an instrument in writing, signed by the Party against whom enforcement of such amendment, modification, supplement or waiver is sought; provided that any rights (but not obligations) of a Party under this Subscription Agreement may be waived, in whole or in part, by such Party on its own behalf without the prior consent of any other Party.

6.5 Assignment. Neither this Subscription Agreement nor any rights, interests or obligations that may accrue to the Parties (including Subscriber’s rights to purchase the Shares) may be transferred or assigned without the prior written consent of each of the other Parties; provided that Subscriber’s rights and obligations hereunder may be assigned to any fund or account managed by the same investment manager as Subscriber, without the prior consent of the Issuer, provided that such assignee(s) agrees in writing to be bound by the terms hereof, and upon such assignment by a Subscriber, the assignee(s) shall become Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warrants of Subscriber provided for herein to the extent of such assignment; provided further that, no assignment shall relieve the assigning Party of any of its obligations hereunder.

6.6 Benefit. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the Parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. This Subscription Agreement shall not confer rights or remedies upon any person other than the Parties and their respective successors and assigns.

6.7 Governing Law. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

6.8 Consent to Jurisdiction; Waiver of Jury Trial. Each of the Parties irrevocably consents to the exclusive jurisdiction and venue of any New York State court or Federal court of the United States of America sitting in New York City in the Borough of Manhattan (the “Chosen Courts”), in connection with any matter based upon or arising out of this Subscription Agreement. Each Party hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum or (v) the venue of such legal proceeding is improper. Each Party hereby consents to service of process in any such proceeding in any manner permitted by New York law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6.2 and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 6.8, a Party may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

6.9 Severability. Whenever possible, each provision or portion of any provision of this Subscription Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Subscription Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and the Parties shall work together in good faith to modify the terms and conditions of this Subscription Agreement such that the economic terms and conditions, when taken in their totality, are substantially the same as the economic terms and conditions of the unmodified Subscription Agreement, when taken in their totality.

6.10 No Waiver of Rights, Powers and Remedies. No failure or delay by a Party in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the Parties, shall operate as a waiver of any such right, power or remedy of such Party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a Party, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such Party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a Party shall not constitute a waiver of the right of such Party to pursue other available remedies. No notice to or demand on a Party not expressly required under this Subscription Agreement shall entitle the Party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.11 Remedies.

6.11.1 The parties agree that the Issuer would suffer irreparable damage if this Subscription Agreement was not performed in accordance with its specific terms or was otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed the Issuer shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 6.8, this being in addition to any other remedy to which any Party is entitled at law or in equity, including money damages.  The right to specific enforcement shall include the right of the Issuer to cause Subscriber to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Subscription Agreement. The Parties further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 6.11 is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

6.11.2 The parties acknowledge and agree that this Section 6.11 is an integral part of the transactions contemplated hereby and without that right, the Parties would not have entered into this Subscription Agreement.

6.11.3 In any dispute arising out of or related to this Subscription Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing Party, if any, the costs and attorneys’ fees reasonably incurred by the prevailing Party in connection with the dispute and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a Party to be the prevailing Party under circumstances where the prevailing Party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing Party an appropriate percentage of the costs and attorneys’ fees reasonably incurred by the prevailing Party in connection with the adjudication and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.

6.12 Survival of Representations and Warranties. All representations and warranties made by the Parties shall survive the Subscription Closing. For the avoidance of doubt, if for any reason the Subscription Closing does not occur prior to the consummation of the Transactions, all representations, warranties, covenants and agreements of the Parties shall survive the consummation of the Transactions and remain in full force and effect.

6.13 Headings and Captions. The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.14 Counterparts. This Subscription Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.15 Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The word “or” is not exclusive. The Parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such Party has not breached will not detract from or mitigate the fact that such Party is in breach of the first representation, warranty, or covenant. All references in this Subscription Agreement to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof.

6.16 Mutual Drafting. This Subscription Agreement is the joint product of the Parties and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and shall not be construed for or against any Party.

7. Cleansing Statement; Disclosure.

7.1 The Issuer shall, by 9:00 a.m., New York City time, on or prior to the third Business Day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby, including the Transactions.

7.2 Subscriber hereby consents to the publication and disclosure in (i) any press release issued by the Issuer, (ii) any Form 8-K filed by the Issuer with the Commission in connection with the execution and delivery of the Business Combination Agreement, the registration statement, proxy statement or any other filing with the Commission pursuant to applicable securities laws, in each case, as and to the extent required by the federal securities laws or the Commission or any other securities authorities, and (iii) any other documents or communications provided by the Issuer to any Governmental Authority or to securityholders of the Issuer, in each case, as and to the extent required by applicable law or the Commission or any other Governmental Authority, of Subscriber’s name and identity and the nature of Subscriber’s commitments, arrangements and understandings under and relating to this Subscription Agreement and, if deemed required or appropriate by the Issuer, a copy of this Subscription Agreement. Other than as set forth in the immediately preceding sentence, without Subscriber’s prior written consent, the Issuer will not use or disclose the name of Subscriber or any information relating to Subscriber or this Subscription Agreement, other than to the Issuer’s lawyers, independent accountants and to other advisors and service providers who reasonably require such information in connection with the provision of services to such person, are advised of the confidential nature of such information and are obligated to keep such information confidential. Subscriber will promptly provide any information reasonably requested by the Issuer for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the Commission).

8. Trust Account Waiver. Subscriber acknowledges that the Issuer has established a trust account containing the proceeds of its initial public offering and from certain private placements (collectively, with interest accrued from time to time thereon, the “Trust Account”). Subscriber agrees that (i) it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, and (ii) it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, in each case in connection with this Subscription Agreement, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have in connection with this Subscription Agreement; provided, however, that nothing in this Section 8 shall be deemed to limit Subscriber’s right, title, interest or claim to the Trust Account by virtue of such Subscriber’s record or beneficial ownership of securities of the Issuer acquired by any means other than pursuant to this Subscription Agreement, including, but not limited to, any redemption right with respect to any such securities of the Issuer. In the event Subscriber has any Claim against the Issuer under this Subscription Agreement, Subscriber shall pursue such Claim solely against the Issuer and its assets outside the Trust Account and not against the property or any monies in the Trust Account. Subscriber agrees and acknowledges that such waiver is material to this Subscription Agreement and has been specifically relied upon by the Issuer to induce the Issuer to enter into this Subscription Agreement and Subscriber further intends and understands such waiver to be valid, binding and enforceable under applicable law. In the event Subscriber, in connection with this Subscription Agreement, commences any action or proceeding which seeks, in whole or in part, relief against the funds held in the Trust Account or distributions therefrom or any of the Issuer’s shareholders, whether in the form of monetary damages or injunctive relief, Subscriber shall be obligated to pay to the Issuer all of its legal fees and costs in connection with any such action in the event that the Issuer prevails in such action or proceeding.

9. [RESERVED].

10. Non-Reliance. Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation, other than the representations and warranties of the Issuer expressly set forth in this Subscription Agreement, in making its investment or decision to invest in the Issuer.

11. Separate Obligations. For the avoidance of doubt, all obligations of the Subscriber hereunder are separate and several from the obligations of any Other Subscriber. The decision of the Subscriber to purchase the Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor. Nothing contained herein or in any Other Subscription Agreement, and no action taken by the Subscriber or Other Subscribers pursuant hereto or thereto, shall be deemed to constitute the Subscriber and Other Subscriber as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscriber and the Other Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. The Subscriber acknowledges that no Other Subscriber has acted as agent for the Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of the Subscriber in connection with monitoring its investment in the Shares or enforcing its rights under this Subscription Agreement. The Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the Issuer and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

CARTESIAN GROWTH CORPORATION

By:
Name:
Title:

Accepted and agreed this _______ day of __________, 2021.

SUBSCRIBER:

Signature of Subscriber:		Signature of Joint Subscriber, if applicable:
By:	__________________________	By:	__________________________
Name:		Name:
Title:		Title:

Date: ____________, 2021

Name of Subscriber:		Name of Joint Subscriber, if applicable:

__________________________		__________________________
(Please print)		(Please Print)

__________________________
Name in which securities are to be registered (if different from the name of Subscriber listed directly above):

Email Address:

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship
☐ Tenants-in-Common
☐ Community Property

Subscriber’s EIN: __________________________		Joint Subscriber’s EIN: ________________

Business Address-Street: __________________________ __________________________ City, State, Zip:		Mailing Address-Street (if different): __________________________ __________________________ City, State, Zip:

Attn:		Attn:
Telephone No.: __________________________		Telephone No.: _____________________
Facsimile No.: __________________________		Facsimile No.: ______________________
Aggregate Number of Shares subscribed for: __________________________
Aggregate Purchase Price: $____________________.

You must pay the Purchase Price by wire transfer of U.S. dollars in immediately available funds, to be held in escrow until the Subscription Closing, to the account specified by the Issuer in the Closing Notice.

SCHEDULE I
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (a “QIB”)).

2.	☐ We are subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

*** AND ***

C.	AFFILIATE STATUS (Please check the applicable box) SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐ Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐ Any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended;

☐ Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐ Any investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company as defined in section 2(a)(48) of the Investment Company Act;

☐ Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐ Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”);

☐  Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the securities offered, and with total assets in excess of $5,000,000;

☐ We are a trust with total assets in excess of $5 million not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act,

☐ We are an investment adviser registered pursuant to section 203 of the Investment Advisers Act or registered pursuant to the laws of a state, or an investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Investment Advisers Act

☐ We are a Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act;

☐ We are a family office, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act, that (i) has assets under management in excess of $5 million; (ii) is not formed for the specific purpose of acquiring the securities offered and (iii) has a person directing the prospective investment who has such knowledge and experience in financial and business matters so that the family office is capable of evaluating the merits and risks of the prospective investment;

☐ We are a family client, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act, of a family office meeting the requirements of clause (d) above and whose prospective investment in the Company is directed by that family office pursuant to clause (12)(iii) above;

☐ Any director, executive officer, or general partner of the Issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that Issuer;

☐ Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐ Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐ Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the Securities Act; or

☐ Any entity in which all of the equity owners are “accredited investors.”